SETTLEMENT AGREEMENT


     Settlement Agreement, dated as of September 6, 2002 (the "Settlement Agreement"), by and among The Bauer Partnership Inc., a Nevada corporation with an address at 300 Park Ave., Suite 1700, New York, NY 10022 (the "Borrower"), Ocean Strategic Holdings Ltd., a BVI corporation with its administrative office at 11 Bath St., St. Helier JE4 OYZ Jersey ("Ocean"), and Turbo International Ltd., a corporation organized under the laws of the Bahamas with its registered offices at Shirley House, 50 Shirley Street, P.O. Box N-7755, Nassau, Bahamas ("Turbo" and together with Ocean, the "Lenders").

     WHEREAS, the Borrower and the Lenders entered into a Loan Agreement dated as of March 15, 2002 and the exhibits thereto (the "Loan Agreement") pursuant to which the Lenders loaned the Borrower Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Loan");

     WHEREAS, the Borrower is in default under the Loan Agreement and in connection therewith notice of such default was delivered to the Borrower by letter dated April 19, 2002 annexed hereto as Exhibit A (the "Default Notice");

     WHEREAS, the Borrower has agreed to repay and the Lenders have agreed to accept the Borrowers repayment of the Loan in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be so bound, do hereby agree as follows:

1.   Repayment of the Loan; Releases; Escrow.

     1.1 The Borrower hereby acknowledges that it is in default under the Loan Agreement as set forth in the Default Notice and agrees to repay the Loan to the Lenders and the Lenders hereby agree to accept the repayment of the Loan from the Borrower pursuant to the terms and condition set forth herein. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Borrower

     1.2 The Borrower agrees to repay the Loan according to the following schedule:

          (a) Eighty Thousand Dollars ($80,000.00) due and payable on or before August 30, 2002 by wire transfer of immediately available funds (the "First Payment");

          (b) One Hundred Thousand Dollars ($100,000.00) due and payable on or before September 30, 2002 by wire transfer of immediately available funds (the "Second Payment"); and

          (c) Seventy Thousand Dollars ($70,000.00) plus interest as herein defined due and payable on or before October 30, 2002 by wire transfer of immediately available funds (the "Third Payment"). The unpaid Principal Sum and any penalties due hereunder shall bear interest from March 15, 2002 until paid in full at a rate of twelve percent (12%) per annum. Interest chargeable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. If interest is not paid as it becomes due, it shall be added to the Principal Sum, shall become and be treated as part thereof, and shall thereafter bear like interest as the interest rate.

     1.3 If the First Payment is made when due, the Borrower, Ronald J. Bauer and Jacques Fischer shall execute and deliver the release (the "Release") annexed hereto as Exhibit C and the Lenders shall execute and deliver the Release annexed hereto as Exhibit D to Kaplan, Gottbetter, Levenson, LLP, 630 Third Avenue, New York, NY 10017 Attn.: Adam Gottbetter, Esq., as escrow agent (the "Escrow Agent"), to be held in escrow pursuant to this Settlement Agreement.

     1.4 If the First Payment is not made when due, such failure shall constitute a material breach and (a) the entire Loan shall be accelerated and become immediately due and payable, (b) within five (5) business days of said breach the Release executed by the Borrower and the Release executed by Lenders shall be released from escrow and delivered by the Escrow Agent to the Lenders, and (c) the Loan Agreement shall be in full force and effect and the Lenders shall be entitled to exercise all of their rights and remedies hereunder and under the Loan Agreement.

     1.5 If the First Payment is paid when due and the Second Payment is not paid when due, the Borrower shall have seven (7) days to cure such default without penalty (the "First Cure Period") and an additional seven (7) days after the First Cure Period (the "Second Cure Period") to cure such default with a penalty in the amount of Ten Thousand Dollars ($10,000.00) added to the amount of the Second Payment, which shall be due and payable at the time the Second Payment is made within the Second Cure Period.

     1.6 If the First Payment, the Second Payment and the Third Payment are paid as hereinbefore provided, the Lenders shall cause Escrow Agent to immediately return to Borrower the following, which are collectively referred to as the "Escrow Materials," (a) the Warrants, (b) the Windjammer Shares, (c) the Conversion Shares, (d) the certificate representing the Bauer Stock (as defined in the Security Agreement), together with the stock power, and (e) the Notes.

     1.7 If the Borrower shall have paid the First Payment as hereinbefore provided and failed to pay the Second Payment as hereinbefore provided, such failure shall constitute a material breach and (a) the entire unpaid balance of the Loan shall be accelerated and become immediately due and payable, (b) the First Payment shall be forfeited by the Borrower, (c) within five (5) business days of said breach the Release executed by the Borrower, Ronald J. Bauer and Jacques Fischer and the Release executed by Lenders shall be released from escrow and delivered by the Escrow Agent to the Lenders, and (d) the Loan Agreement shall be in full force and effect and the Lenders shall be entitled to exercise all of their rights and remedies hereunder and under the Loan Agreement.

     1.8 If the First Payment and the Second Payment are paid as hereinbefore provided and the Third Payment is not made when due, then a penalty in the amount of Ten Thousand Dollars ($10,000.00) shall be added to the principal of the Third Payment for each month, on a pro rata basis, that the Third Payment is not paid in full for the period commencing on the date on which the Third Payment is due and ending on three months from such date.

     1.9 If the Borrower shall have failed to pay the Third Payment as hereinbefore provided, such failure shall constitute a material breach and (a) the entire unpaid balance of the Loan shall be accelerated and become immediately due and payable, (b) the First Payment and the Second Payment shall be forfeited by the Borrower, (c) within five (5) business days of said breach the Escrow Materials, the Release executed by the Borrower, Ronald J. Bauer and Jacques Fischer and the Release executed by Lenders shall be released from escrow and delivered by the Escrow Agent to the Lenders, and (d) the Loan Agreement shall be in full force and effect and the Lenders shall be entitled to exercise all of their rights and remedies hereunder and under the Loan Agreement.

     1.10 If the First Payment, the Second Payment and the Third Payment are paid as hereinbefore provided, (a) all obligations of the Borrower with respect to the Loan and the Loan Agreement will be fully satisfied and cancelled and (b) within five (5) business days of said full repayment of the Loan (i) the Note shall be marked cancelled and returned to the Borrower, (ii) the Release executed by the Lenders and the Escrow Materials shall be released from escrow and delivered by the Escrow Agent to the Borrower, and (iii) the Release executed by the Borrower, Ronald J. Bauer and Jacques Fischer shall be released from escrow and delivered by the Escrow Agent to the Lenders.

     2. Representations and Warranties of the Borrower. In order to induce the Lenders to enter into this Settlement Agreement, the Borrower hereby represents and warrants to, and covenants with, the Lenders as follows:

     2.1 The Borrower has the full power and authority to enter into this Settlement Agreement and to execute the Note and the Release and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Settlement Agreement, the Note and the Release by the Borrower has been duly authorized by all necessary action on the part of the Borrower and any and all other persons or entities required. Each of this Settlement Agreement, the Note and the Release executed by the Borrower has been or will be duly executed by the Borrower and when delivered in accordance with the terms hereof will constitute the valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

     2.2 The execution, delivery and performance of this Settlement Agreement, the Note and the Release by the Borrower does not and will not (i) be subject to obtaining any of the consents referred to in Section 2.3, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Borrower is a party, or give to others any rights against the Lenders or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject.

     2.3 The Borrower is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Borrower of this Settlement Agreement, the Note and the Release executed by the Borrower.

     3. Indemnity

     3.1 (a) The Borrower shall, without limitation as to time, indemnify and hold harmless the Lenders and their agents, affiliates, successors and assigns, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Borrower under this Settlement Agreement, the Note and the Release executed by the Borrower.

     (b) The Lenders shall, without limitation as to time, indemnify and hold harmless the Borrower to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Lenders under this Settlement Agreement and the Release executed by the Lenders.

     3.2 If any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (collectively, "Proceeding") shall be brought or asserted against any person or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person or entity from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Settlement Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

     No right of indemnification under this Section 3 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

     3.3 If a claim for indemnification under this Section 3 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 3 would apply by its terms (other than by reason of exceptions provided in this Section 3.3), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

     3.4 The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

     4. Miscellaneous.

     4.1 Binding Effect. All covenants and agreements in this Settlement Agreement by or on behalf of any of the parties shall bind and inure to the benefit of their respective successors and assigns. This Settlement Agreement may not be assigned by the Borrower.

     4.2 Validity. Whenever possible, each provision of this Settlement Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Settlement Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, then such invalidity, illegality or unenforceability shall not affect the other provisions of this Settlement Agreement.

     4.3 Counterparts. This Settlement Agreement may be executed in separate counterparts and delivered by facsimile transmission, each of which when so executed and delivered shall be deemed to be an original hereof, and all of which when taken together shall constitute one and the same agreement.

     4.4 Headings. Descriptive headings in this Settlement Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Settlement Agreement.

     4.5 Governing Law. The parties hereto acknowledge that the transactions contemplated by this Settlement Agreement and the exhibits hereto bear a reasonable relation to the state of New York. This Settlement Agreement shall be enforced in accordance with, and all questions regarding the construction, validity, interpretation and purpose of this Settlement Agreement shall be governed by, the internal laws of the state of New York, without giving effect to provisions thereof regarding conflict of laws. Any action to enforce the terms of this Settlement Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the county and state of New York. Service of process in any action by any of the parties to enforce the terms of this Settlement Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any of the other parties at their address set forth in this Settlement Agreement.

     4.6 Notices. Any notice provided for in this Settlement Agreement must be in writing and must be either (a) hand delivered, (b) mailed by registered or certified first class mail, postage prepaid with return receipt requested, (c) sent by reputable overnight courier service for next business morning delivery, or (d) sent by telecopy to the recipient at the address/telecopy number below indicated:

               If to Ocean:            Ocean Strategic Holdings Ltd.
                                       11 Bath Street
                                       St. Helier JE4 OYZ  Jersey
                                       Attn.:
                                       Telephone:
                                       Facsimile:

               With a copy to:         Kaplan Gottbetter & Levenson, LLP
                                       630 Third Avenue
                                       New York, NY 10017-6705
                                       Attn.: Adam S. Gottbetter, Esq.
                                       Telephone: (212) 983-6900
                                       Facsimile: (212) 983-9210

               If to Turbo:            Turbo International Ltd.
                                       Shirley House
                                       50 Shirley Street
                                       P.O. Box N-7755
                                       Nassau, Bahamas
                                       Attn.:
                                       Telephone:
                                       Facsimile:

               With a copy to:         Kaplan Gottbetter & Levenson, LLP
                                       630 Third Avenue
                                       New York, NY 10017-6705
                                       Attn.:  Adam S. Gottbetter, Esq.
                                       Telephone: (212) 983-6900
                                       Facsimile: (212) 983-9210

               If to the Borrower:     The Bauer Partnership Inc.
                                       300 Park Ave., Suite 1700,
                                       New York, NY 10022
                                       Attn.:
                                       Telephone:  212-572-6276
                                       Facsimile:  212-572-6499

               With a copy to:         Vanderkam & Sanders
                                       440 Louisiana, Suite 475
                                       Houston, Texas 77002
                                       Attn.:  David Loev, Esq.
                                       Telephone: (713) 547-8900
                                       Facsimile: (713) 547-8910


or such other address/telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

              Any notice under this Settlement Agreement shall be deemed to have been given (i) on the date such notice is hand delivered, (ii) three (3) days after the date of mailing if mailed by certified or registered mail, (iii) on the business day next following the day notice is sent via overnight courier service, or (iv) as of the beginning of the next day if such notice is sent by telecopy.

              4.7 Entire Agreement. This Settlement Agreement and all exhibits and schedules hereto embody the complete agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements and/or representations by or between the parties, written or oral, related to the subject matter hereof in any way.

              4.8 Interpretation. Notwithstanding any rule of law or custom to the contrary, neither this Settlement Agreement nor any other agreement or document collateral to or otherwise relating to this Settlement Agreement shall be interpreted or construed against any party merely by reason of the fact that such agreement or document was prepared by or at the direction of such party or that such party caused this Settlement Agreement to be drafted.

                           [Signature page to Follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Settlement Agreement as of the day and year first above written.


                                  The Bauer Partnership Inc.


                                  By:    /s/ Ron Bauer
                                       -----------------------------------------
                                       Name: Ron Bauer
                                       Title: Chief Executive Officer


                                  Ocean Strategic Holdings Ltd.


                                  By:     /s/ Ed Tobin
                                       -----------------------------------------
                                       Name: Ed Tobin
                                       Title:


                                  Turbo International Ltd.


                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                  Kaplan, Gottbetter, Levenson, LLP as Escrow
                                  Agent for purposes of Section 1


                                  By:  /s/ Adam S. Gottbetter
                                       Name: Adam S. Gottbetter
                                       Title: Partner

                                    Exhibit A

                                 Default Notice


                [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]


April 19, 2002


Via FedEx - 44.207.491.9586               Via Fed Ex - (713) 547-8900             Via Express Mail
---------------------------               ---------------------------             ----------------

Mr. Ronald J. Bauer                       Mr. David Loev, Esq.                    Mr.  Ronald J. Bauer
The Bauer Partnership, Inc.               Vanderkam & Sanders                     Fleming Financial Holdings, Ltd.
8 Queen Street                            440 Louisiana, Suite 475                Cor. Cleghorn St./Freetown Rd.,
Mayfair                                   Houston, Texas 77002                    4th Floor
London WIJ 5PD                            David Loev, Esq.                        P.O. Box 481
United Kingdom                                                                    Belize City, Belize

Via Express Mail                          Via Express Mail
Bauer Capital Management                  Bauer Windjammer Resorts and Spa
  Limited                                 (Bahamas) Ltd.
Craigmuir Chambers                        Sovereign (Bahamas) Limited
P.O. Box 71                               East & Shirley Sts. North
Road Town                                 P.O. Box N-4244
Tortola                                   Nassau, Bahamas
British Virgin Islands

Dear Gentlemen:

     This firm represents Ocean Strategic Holdings Ltd., a Guernsey corporation with its administrative office at 11 Bath St., St. Helier JE4 OYZ Jersey ("Ocean"), and Turbo International Ltd., a corporation organized under the laws of the Bahamas with its registered offices at Shirley House, 50 Shirley Street, P.O. Box N-7755, Nassau, Bahamas ("Turbo" and together with Ocean, the "Lenders").

     This letter serves as notice of default under the Loan Agreement, dated as of March 15, 2002 (the "Loan Agreement"), by and among The Bauer Partnership Inc., a Nevada corporation with an address at 8 Queen Street, Mayfair, London W1J 5PD, United Kingdom (the "Borrower"), and the Lenders, and its exhibits. In particular, and without limitation, the Borrower is in default of Section 9.1(d) of the Loan Agreement in that it represented and warranted to the Lenders that its total liabilities were $500,000.00 when in fact they were over $2,000,000, as the Borrower disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission on April 10, 2002. Pursuant to Sections 5 and 9 of the Loan Agreement this constitutes a material default.

     As a result of this material default, the Lenders will be exercising all of their rights and remedies under the Loan Agreement without further notice. This includes, but is not limited to the Lenders' rights under Paragraph 4 of the Pledge and Security Agreement dated as of March 15, 2002 among Fleming Financial Holdings, Ltd. and the Lenders.

     This letter is written without prejudice to any rights, claims, remedies or defenses available to our clients, all of which are expressly reserved.

Very truly yours,
Kaplan Gottbetter & Levenson, LLP


By:   /s/ Adam S. Gottbetter
      -----------------------------
        Adam S. Gottbetter, Partner

cc:   Martin Christen - Via Facsimile - 242.328.2935
      David Bryant - Via Facsimile - 44.1.534.873.111

                                    Exhibit B

                            Intentionally Left Blank

                                    Exhibit C

                                Borrower Release

                                     RELEASE

     The undersigned (individually a "Releasor" and collectively, "Releasors") are executing and delivering this Release to Ocean Strategic Holdings Ltd., a BVI corporation with its administrative office at 11 Bath St., St. Helier JE4 OYZ Jersey ("Ocean"), and Turbo International Ltd., a corporation organized under the laws of the Bahamas with its registered offices at Shirley House, 50 Shirley Street, P.O. Box N-7755, Nassau, Bahamas ("Turbo" and together with Ocean, the "Releasees") in connection with the Settlement Agreement dated as of August 28, 2002 among The Bauer Partnership Inc., a Nevada corporation with an address at 300 Park Ave., Suite 1700, New York, NY 10022 and the Releasees (the "Settlement Agreement"). All defined terms used herein shall have the meanings set forth in the Settlement Agreement unless otherwise defined herein. Releasors hereby agree to release and do hereby release Releasees of, and from, any and all manners of actions, causes of action, proceedings, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, execution claims and demands of whatever nature, in law or in equity, direct or indirect, known or unknown, matured or not matured, relating to or arising out of any agreements or understandings, oral or written, against Releasees from the beginning of the world to the date hereof in connection with the Loan and the Loan Agreement. Each Releasor expressly covenants and warrants not to institute any action on any past, present and future claims, demands, obligations, causes of action or rights which Releasors now have or which may hereafter accrue that have been released hereby. Each Releasor agrees and acknowledges that the aforesaid release and covenant not to sue includes, but is not limited to, a release of and covenant not to sue Releasees' principals, officers, directors, servants, employees, agents, accountants and attorneys (collectively, "Agents"). This Release is made for the benefit of Releasees and their Agents and all who succeed to their rights and responsibilities such as their heirs, devisees, personal representatives, successors and assigns.

     Whenever the text hereof requires, the use of the singular shall include the appropriate plural as the text of the within instrument may require and vice versa. This release may not be changed orally. This release shall be governed by and construed in accordance with the laws of the State of New York.

     This Release is not being signed under any duress, threat, undue influence and is being executed after adequate consultation with counsel of Releasors' choosing.

         IN WITNESS WHEREOF, the Releasors have executed this Release on the _____ day of ____________, 2002.


The Bauer Partnership, Inc.                  /s/ Ronald J. Bauer
                                           -------------------------------------
                                               Ronald J. Bauer

By:
      --------------------------------------
      Name:                                       /s/ Jacques Fischer
                                                 -------------------------------
      Title:                                       Jacques Fischer

Sworn to before me this _____
day of ___________, 2002

-------------------------------
Notary Public

                                    Exhibit D

                                Lenders' Release


                                     RELEASE

         The undersigned (individually a "Releasor" and collectively "Releasors") are executing and delivering this Release to The Bauer Partnership Inc., a Nevada corporation with an address at 300 Park Ave., Suite 1700, New York, NY 10022 ("Releasee") in connection with the Settlement Agreement dated as of August 28, 2002 among the Releasors and the Releasee (the "Settlement Agreement"). All defined terms used herein shall have the meanings set forth in the Settlement Agreement unless otherwise defined herein. Releasors hereby agree to release and do hereby release Releasee of, and from, any and all manners of actions, causes of action, proceedings, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, execution claims and demands of whatever nature, in law or in equity, direct or indirect, known or unknown, matured or not matured, relating to or arising out of any agreements or understandings, oral or written, against Releasee from the beginning of the world to the date hereof in connection with the Loan and the Loan Agreement. Each Releasor expressly covenants and warrants not to institute any action on any past, present and future claims, demands, obligations, causes of action or rights which Releasors now have or which may hereafter accrue that have been released hereby. Each Releasor agrees and acknowledges that the aforesaid release and covenant not to sue includes, but is not limited to, a release of and covenant not to sue Releasee's principals, officers, directors, servants, employees, agents, accountants and attorneys (collectively, "Agents"). This Release is made for the benefit of Releasee and its Agents and all who succeed to their rights and responsibilities such as their heirs, devisees, personal representatives, successors and assigns.

         Whenever the text hereof requires, the use of the singular shall include the appropriate plural as the text of the within instrument may require and vice versa. This release may not be changed orally. This release shall be governed by and construed in accordance with the laws of the State of New York.

         This Release is not being signed under any duress, threat, undue influence and is being executed after adequate consultation with counsel of Releasor's choosing.

         IN WITNESS WHEREOF, the Releasor has executed this Release on the _____ day of ____________, 2002.


Turbo International Ltd.                          Ocean Strategic Holdings Ltd.


By:                                               By: /s/ Ed Tobin
      ------------------------------                ----------------------------
      Name:                                          Name: Ed Tobin
      Title:                                         Title:


Sworn to before me this ___
day of ___________, 2002


Notary Public